UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2010, ColFin FRB Investor, LLC (“FRB Investor”), a joint venture between Colony Financial, Inc. (the “Company”) and investment funds managed by affiliates of Colony Capital, LLC, completed its previously announced acquisition of a 21.8% interest in First Republic Bank from Merrill Lynch Bank & Trust Company, a subsidiary of Bank of America Corporation. The remaining 78.2% interest in First Republic Bank was acquired by a group of third-party investors (the “Third-Party Investors” and, together with FRB Investor, the “Investors”). The amount of consideration paid to Merrill Lynch Bank & Trust Company by the Investors was determined pursuant to arm’s-length negotiations between the parties. The Company’s pro rata share of the total equity investment by FRB Investor was $24.0 million in cash from the proceeds of the Company’s initial public offering, which investment, at the time of acquisition, represented an approximate 5.9% interest in FRB Investor and an approximate 1.3% indirect ownership interest in First Republic Bank.

First Republic Bank is a California-chartered commercial bank and trust company headquartered in San Francisco with deposits insured by the Federal Deposit Insurance Corporation. As of September 30, 2010, First Republic Bank had total assets of approximately $22.0 billion, total deposits of approximately $19.0 billion, total equity of approximately $2.0 billion and wealth management assets of approximately $17.2 billion.

On December 14, 2010, First Republic Bank closed the initial public offering of 12,650,000 million shares of its common stock (including 1,650,000 shares sold in connection with the exercise of the underwriters’ overallotment option). As part of First Republic Bank’s initial public offering, FRB Investor sold 1,948,477 shares of common stock in First Republic Bank, which resulted in aggregate cash proceeds to the Company (before expenses) of approximately $2.75 million. The initial public offering price of First Republic Bank’s shares was determined through negotiations among First Republic Bank, the selling shareholders (including FRB Investor) and representatives of the underwriters. After giving effect to the disposition of shares as part of First Republic Bank’s initial public offering, FRB Investor owns a 19.5% interest in First Republic Bank, and the Company owns an approximate 1.2% indirect interest in First Republic Bank.

Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), a subsidiary of Bank of America Corporation, and Morgan Stanley & Co. Incorporated (“Morgan Stanley”) served as lead underwriters in connection with First Republic Bank’s initial public offering. Merrill Lynch also served as the lead underwriter in connection with the Company’s initial public offering, which closed in September 2009, and other affiliates of Bank of America Corporation serve as administrative agent and a lender, and an affiliate of Morgan Stanley serves as a lender, under the Company’s credit facility, which was entered into on September 16, 2010.

Item 9.01.	Financial Statements and Exhibits.

(a)(1) Financial Statements of Businesses Acquired.

The financial statements of First Republic Bank and FRB Investor, which are required to be filed in connection with the acquisition described in Item 2.01, are attached to this report as Exhibits 99.1, 99.2 and 99.3.

(b)(1) Pro Forma Financial Information.

The pro forma financial information required to be filed in connection with the disposition described in Item 2.01 is attached to this report as Exhibit 99.4.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP

23.2	Consent of PriceWaterhouseCoopers LLP

23.3	Consent of KPMG LLP

99.1	Financial statements of ColFin FRB Investor, LLC for the period from October 16, 2009 (inception) to December 31, 2009 and for the nine months ended September 30, 2010 (unaudited)

99.2	Financial statements for First Republic Bank for the three months ended September 30, 2010, six months ended June 30, 2010 and three and nine months ended September 30, 2009 (unaudited)

99.3	Financial statements for First Republic Bank for the years ended December 31, 2009, December 26, 2008 and December 28, 2007

99.4	Pro forma consolidated balance sheet of Colony Financial, Inc. as of September 30, 2010 and pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the period from June 23, 2009 (Date of Inception) to December 31, 2009 (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY FINANCIAL, INC.

Date: December 20, 2010	By:	/s/ Darren J. Tangen
Darren J. Tangen
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP

23.2	Consent of PriceWaterhouseCoopers LLP

23.3	Consent of KPMG LLP

99.1	Financial statements of ColFin FRB Investor, LLC for the period from October 16, 2009 (inception) to December 31, 2009 and for the nine months ended September 30, 2010 (unaudited)

99.2	Financial statements for First Republic Bank for the three months ended September 30, 2010, six months ended June 30, 2010 and three and nine months ended September 30, 2009 (unaudited)

99.3	Financial statements for First Republic Bank for the years ended December 31, 2009, December 26, 2008 and December 28, 2007

99.4	Pro forma consolidated balance sheet of Colony Financial, Inc. as of September 30, 2010 and pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the period from June 23, 2009 (Date of Inception) to December 31, 2009 (unaudited)

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